================================================================================



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): April 2, 2007
                                                           --------------

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



           Pennsylvania                  1-11152                 23-1882087
           ------------                  -------                 ----------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
                                                               incorporation)




  781 Third Avenue, King of Prussia, PA                      19406-1409
(Address of Principal Executive Offices)                     (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

     (e)(i) On April 2, 2007, InterDigital Communications Corporation (the "Company") entered into an amended and restated employment agreement with Richard J. Fagan ("Employment Agreement") setting forth the terms and conditions of Mr. Fagan's service as the Company's Chief Financial Officer following the Company's March 6, 2007 announcement that he is resigning from his position no later than August 15, 2007. Mr. Fagan and the Company were parties to a prior employment agreement dated November 16, 1998, which was duly amended on April 6, 2000.

     Pursuant to the Employment Agreement, Mr. Fagan will continue to report directly to the Chief Executive Officer and through August 15, 2007, will continue to receive (i) his current annual base salary in the amount of $296,900 ("Base Salary"), less all applicable withholdings and deductions; and (ii) benefits which are provided to similarly situated employees of the Company under the Company's insurance plans covering medical, dental, vision, life, disability and accidental death and dismemberment, and under the Company's plans covering paid time off, 401(k) accounts, 529 accounts, and flexible spending (medical and dependent care) benefits. Mr. Fagan will continue to be subject to a one year covenant not to compete.

     In addition, if Mr. Fagan remains with the Company through August 15, 2007, and executes the Company's standard form separation agreement and general release (collectively, "Separation Agreement"), he will receive in the same manner as made to other participating executive employees of the Company, a pro-rata portion of both time-based and performance-based restricted stock units ("RSUs") awarded to him under the January 1, 2005 through January 1, 2008 cycle of the Company's Long-Term Compensation Program ("LTCP"), and a pro-rata portion of any July 1, 2005 through December 31, 2008 cycle cash award under the cash component of the LTCP. In addition, restrictions on transferability associated with awards of restricted stock previously awarded to Mr. Fagan as part of his 2005 and 2006 annual bonus will be eliminated.

     The Employment Agreement also provides generally that if Mr. Fagan's employment is terminated for "disability," "death," "change of control" or "without cause," and provided Mr. Fagan executes a Separation Agreement, Mr. Fagan will be entitled to continue to receive his Base Salary through August 15, 2007 and will also be entitled to continue to receive dental and health coverage under COBRA through December 31, 2007.

     The above benefits to which Mr. Fagan is entitled are exclusive of any other benefits provided to other similarly situated employees of the Company in accordance with the Company's programs, plans or policies.

     (ii) On April 3, 2007, the Compensation Committee of the Company's Board of Directors approved a one-time payment, in the amount of $25,000, to the
Company's Chief Legal Officer, Lawrence F. Shay. The payment was based on Mr. Shay's assumption and management oversight of additional litigation responsibilities which will take effect immediately.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL COMMUNICATIONS CORPORATION


                             By: /s/ William J. Merritt
                                 -----------------------------------------------
                                 William J. Merritt
                                 President and Chief Executive Officer


Dated:  April 5, 2007